Exhibit 23.7

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3/A (file no. 333-110681) of Retalix Ltd. (the “Company”) of our report dated April 12, 2002 relating to the financial statements of Bass, Inc., which appears in the Company’s Report on Form 6-K for the month of November 2003.

/s/ Flagel, Huber, Flagel & Co.

Certified Public Accountants
Dayton, Ohio
March 23, 2004